EXHIBIT 99.1

Upwork Reports First Quarter 2019 Financial Results

•	Gross services volume (GSV) increased by 21% year-over-year to $487 million for the first quarter of 2019

•	Revenue increased by 16% year-over-year to $68.9 million for the first quarter of 2019

•	Core clients grew 22% year-over-year to approximately 111,000 as of March 31, 2019

•	Client spend retention increased to 107% as of March 31, 2019, up from 103% as of March 31, 2018

Mountain View, CA - May 8, 2019 - Upwork Inc. (Nasdaq: UPWK), the largest freelancing website, as measured by GSV, today announced its first quarter 2019 financial results.

“We are off to a solid start to the year,” said Stephane Kasriel, CEO of Upwork. “During the quarter we made significant progress with the launch of several new products, features and enhancements to support our increasingly diverse and expanding online talent marketplace. We are confident in the strategic initiatives we’ve set and pleased with our progress against them as well as the results they’re driving.”

First Quarter 2019 Financial Results

•
Revenue:  Total revenue increased by 16% to $68.9 million compared to the first quarter of 2018, and marketplace revenue increased by 17% to $60.9 million compared to the first quarter of 2018 and represented 88% of total revenue for the first quarter of 2019.

•	Take Rate: Take rate, which we define as total revenue divided by GSV, was 14.2%, compared to 14.3% in the fourth quarter of 2018 and 14.7% in the first quarter of 2018.

•	Gross Profit/Gross Margin: Gross profit increased by 21% to $47.8 million compared to the first quarter of 2018, and gross margin was 69%, up from 67% in the first quarter of 2018.

•
Net Loss:  Net loss was $(4.7) million, or $(0.04) per share, compared to a net loss of $(6.8) million, or $(0.20) per share, in the first quarter of 2018.  Non-GAAP net income was $0.5 million, or break-even per share, compared to a non-GAAP net loss of $(3.9) million, or $(0.11) per share, in the first quarter of 2018.

•	Adjusted EBITDA: Adjusted EBITDA was $1.2 million compared to $(3.1) million in the first quarter of 2018.

A reconciliation of GAAP to non-GAAP financial measures has been provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Recent Highlights

•	Launch of Upwork Plus and Upwork Business: Expanded from two to four marketplace products in order to better address the needs of small and mid-market businesses.

•	Announcement of Updated Connects: Changes in Connects are aimed at helping skilled professionals win more projects, and ensuring clients get only highly relevant proposals.

•
Specialized and Visual Profiles: For freelancers marketing multiple skills and more visual skills, improvements have been made in the way profiles are showcased. One account can now house multiple profiles for varied skills, and portfolios are now more prominent and searchable.

Guidance
As of May 8, 2019, Upwork is providing revenue and adjusted EBITDA guidance for its second quarter and full year 2019 as follows:

For the second quarter of 2019, Upwork expects to report:

•	Revenue in the range of $72.5 million to $73.5 million

•	Adjusted EBITDA in the range of break-even to 1% of revenue

For the full year 2019, Upwork expects to report:

•	Revenue in the range of $299 million to $304 million

•	Adjusted EBITDA in the range of break-even to 1% of revenue

We have not reconciled our adjusted EBITDA guidance to GAAP net income (loss) because certain items that impact adjusted EBITDA, such as stock-based compensation expense, are uncertain or out of our control, or cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by our future hiring and retention needs, as well as the future fair market value of our common stock, all of which is difficult to predict and subject to constant change, and none of which is within our control. The actual amount of these expenses during 2019 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of adjusted EBITDA to net income (loss) is not available without unreasonable effort.

First Quarter 2019 Financial Results Conference Call and Webcast
Upwork will host a conference call today at 2 p.m. Pacific Time/5 p.m. Eastern Time to discuss the company’s first quarter 2019 financial results. An audio webcast archive will be available following the live event for approximately one year at investors.upwork.com. The prepared remarks corresponding to the information reviewed on today’s conference call will also be available on our Investor Relations website, once the call has concluded.

Upwork uses its Investor Relations website (investors.upwork.com), its Twitter handle (twitter.com/Upwork), and Stephane Kasriel’s Twitter handle (twitter.com/skasriel) and LinkedIn profile (linkedin.com/in/kasriel) as a means of disseminating or providing notification of, among other things, news or announcements regarding its business or financial performance, investor events, press releases and earnings releases and as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Safe Harbor Statement
This press release includes forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. These statements include, but are not limited to, statements regarding the future performance of Upwork and its market opportunity, including expected financial results for the second quarter of 2019 and full year 2019. Forward-looking statements are based upon various estimates and assumptions, as well as information known to Upwork as of the date of this press release, and are subject to risks and uncertainties. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results, including: our ability to attract and retain a community of freelancers and clients; our limited operating history under our current platform and pricing model; if the market for freelancers and the services they offer develops more slowly than we expect; our ability to develop and release new products and services, and develop and release successful enhancements, features, and modifications to our existing products and services; changes in the amount and mix of services facilitated through our platform in a period; our ability to generate revenue from our marketplace offerings; the impact of new and existing laws and regulations; competition; our ability to develop, maintain, and enhance our brand and reputation cost-effectively; challenges to contractor classification or employment status of freelancers on our platform; the market for information technology; future changes to our pricing model; payment and fraud risks; security breaches; our ability to sell to large enterprise clients; privacy; litigation and related costs; and other general market, political, economic and business conditions. Actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of future performance.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 7, 2019 and our other SEC filings, which are available on the Investor Relations page of our website at investors.upwork.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the three months ended March 31, 2019 when filed. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.

Undue reliance should not be placed on the forward-looking statements in this press release. These statements are based on information available to Upwork on the date hereof, and Upwork assumes no obligation to update such statements.

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income (loss), non-GAAP operating expenses and adjusted EBITDA in this press release. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.

We use these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes and as a measure of financial performance. These measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. We exclude the following items from one or more of our non-GAAP financial measures:

•
Stock-based compensation expense: We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

•	Depreciation and amortization: We exclude depreciation and amortization, which are non-cash expenses.

•
Change in fair value of redeemable preferred stock warrant liability: We exclude the change in fair value of redeemable preferred stock warrant liability, which is a non-cash charge that will not recur in the periods following the fourth quarter of 2018.

•
Change in fair value of our Tides Foundation common stock warrant: We exclude the change in fair value of this common stock warrant, which is a non-cash expense included in general and administrative expenses.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, stock-based compensation expense, depreciation and amortization, and the change in fair value of our common stock warrant issued to the Tides Foundation are recurring and will be reflected in our financial results for the foreseeable future. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.  A reconciliation of these non-GAAP measures has been provided in the financial statement tables included in this press release and investors are encouraged to review the reconciliation.

About Upwork
Upwork is the largest freelancing website, as measured by GSV, for businesses to find and work with highly-skilled freelancers-a sought after, critical, and expanding component of the global workforce. As an increasingly connected and independent workforce goes online, knowledge work-like software, shopping, and content before it-is shifting online as well. This shift is making it easier for clients to connect and work with talent in near real-time and is freeing professionals everywhere to work where and how they want. Upwork’s mission is to create economic opportunities so people have better lives. Upwork is headquartered in Mountain View, California, with offices in San Francisco and Chicago. For more information, visit Upwork’s website at www.upwork.com, or its Investor Relations website at investors.upwork.com, or join Upwork on Twitter, Facebook, and LinkedIn.

Upwork is a registered trademark of Upwork Inc. All other product and brand names may be trademarks or registered trademarks of their respective owners.

UPWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue
Marketplace	$60,903	$51,959
Managed services	8,021	7,259
Total revenue	68,924	59,218
Cost of revenue	21,125	19,617
Gross profit	47,799	39,601
Operating expenses
Research and development	15,800	13,491
Sales and marketing	20,518	19,673
General and administrative	15,677	11,176
Provision for transaction losses	637	1,270
Total operating expenses	52,632	45,610
Loss from operations	(4,833)	(6,009)
Interest expense	373	529
Other (income) expense, net	(479)	249
Loss before income taxes	(4,727)	(6,787)
Income tax benefit (provision)	(1)	3
Net loss	$(4,728)	$(6,784)

Net loss per share, basic and diluted	$(0.04)	$(0.20)
Weighted-average shares used to compute net loss per share, basic and diluted	106,639	34,193

UPWORK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$49,220	$129,128
Marketable securities	71,999	—
Funds held in escrow, including funds in transit	120,085	98,186
Trade and client receivables, net	48,265	22,315
Prepaid expenses and other current assets	6,681	6,253
Total current assets	296,250	255,882
Property and equipment, net	12,604	10,815
Goodwill	118,219	118,219
Intangible assets, net	5,337	6,004
Other assets, noncurrent	1,389	653
Total assets	$433,799	$391,573

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,542	$2,073
Escrow funds payable	120,085	98,186
Debt, current	32,569	5,671
Accrued expenses and other current liabilities	15,606	20,948
Deferred revenue	891	722
Total current liabilities	170,693	127,600
Debt, noncurrent	16,354	18,239
Other liabilities, noncurrent	2,780	1,989
Total liabilities	189,827	147,828

Stockholders’ equity
Common stock	11	11
Additional paid-in capital	392,188	387,233
Accumulated deficit	(148,227)	(143,499)
Total stockholders' equity	243,972	243,745
Total liabilities and stockholders' equity	$433,799	$391,573

UPWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,728)	$(6,784)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for transaction losses	415	1,270
Depreciation and amortization	1,532	1,064
Amortization of debt issuance costs	13	39
Amortization of discount on purchases of marketable securities	(283)	—
Change in fair value of redeemable convertible preferred stock warrant liability	—	318
Change in fair value of Tides Foundation common stock warrant	252	—
Stock-based compensation expense	4,295	1,888
Loss on disposal of fixed assets	—	29
Changes in operating assets and liabilities:
Trade and client receivables	(26,431)	(7,660)
Prepaid expenses and other assets	(991)	(1,111)
Accounts payable	(596)	51
Accrued expenses and other liabilities	(3,042)	15,805
Deferred revenue	169	91
Net cash provided by (used in) operating activities	(29,395)	5,000
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(71,713)	—
Decrease (increase) in restricted cash	250	(101)
Purchases of property and equipment	(3,604)	(462)
Internal-use software and platform development costs	(1,210)	(626)
Net cash used in investing activities	(76,277)	(1,189)
CASH FLOWS FROM FINANCING ACTIVITIES:
Changes in funds held in escrow, including funds in transit	(21,899)	5,654
Changes in escrow funds payable	21,899	(5,654)
Proceeds from exercises of stock options and common stock warrants	764	1,218
Proceeds from borrowings on debt	25,000	—
Payments of costs related to the initial public offering	—	(163)
Net cash provided by financing activities	25,764	1,055
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(79,908)	4,866
Cash and cash equivalents, beginning of period	129,128	21,595
Cash and cash equivalents, end of period	$49,220	$26,461

UPWORK INC.
COST OF REVENUE AND GROSS MARGIN
(In thousands, except percentages)
(Unaudited)

	Three Months Ended March 31,		Change
	2019	2018	$	%
Cost of revenue	$21,125	$19,617	$1,508	8%
Components of cost of revenue:
Cost of freelancer services to deliver managed services	6,763	5,996	767	13%
Other components of cost of revenue	14,362	13,621	741	5%
Total gross margin	69%	67%

UPWORK INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except for percentages and per share data)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
GAAP Net Loss	$(4,728)	$(6,784)
Add back (deduct):
Stock-based compensation expense	4,295	1,888
Depreciation and amortization	1,532	1,064
Interest expense	373	529
Other (income) expense, net	(479)	249
Income tax (benefit) provision	1	(3)
Change in fair value of Tides Foundation common stock warrant	252	—
Non-GAAP Adjusted EBITDA	$1,246	$(3,057)

Cost of Revenue Reconciliation:
Cost of revenue, GAAP	$21,125	$19,617
Stock-based compensation	(144)	(52)
Cost of revenue, Non-GAAP	$20,981	$19,565
% of revenue, Non-GAAP	30%	33%

Gross Profit and Gross Margin Reconciliation:
Gross profit, GAAP	$47,799	$39,601
Stock-based compensation	144	52
Gross margin, Non-GAAP	$47,943	$39,653
% of revenue, Non-GAAP	70%	67%

Operating Expenses Reconciliation:
Research and development, GAAP	$15,800	$13,491
Stock-based compensation	(1,380)	(550)
Research and development, Non-GAAP	$14,420	$12,941
% of revenue, Non-GAAP	21%	22%

Sales and marketing, GAAP	$20,518	$19,673
Stock-based compensation	(642)	(340)
Sales and marketing, Non-GAAP	$19,876	$19,333
% of revenue, Non-GAAP	29%	33%

General and administrative, GAAP	$15,677	$11,176
Stock-based compensation	(2,129)	(946)
Amortization of intangible assets	(667)	(667)
Change in fair value of Tides Foundation common stock warrant	(252)	—
General and administrative, Non-GAAP	$12,629	$9,563
% of revenue, Non-GAAP	18%	16%

Loss from Operations Reconciliation:
Loss from operations, GAAP	$(4,833)	$(6,009)
Stock-based compensation	4,295	1,888
Amortization of intangible assets	667	667
Change in fair value of Tides Foundation common stock warrant	252	—
Income (loss) from operations, Non-GAAP	$381	$(3,454)
% of revenue, Non-GAAP	1%	-6%

Net Loss Reconciliation:
Net loss, GAAP	$(4,728)	$(6,784)
Stock-based compensation	4,295	1,888
Amortization of intangible assets	667	667
Change in fair value of Tides Foundation common stock warrant	252	—
Change in fair value of redeemable convertible preferred stock warrant liability	—	318
Net income (loss), Non-GAAP	$486	$(3,911)
% of revenue, Non-GAAP	1%	-7%

Net Loss per Share Reconciliation:
Weighted-average shares outstanding	106,639	34,193
Net loss per share, GAAP	$(0.04)	$(0.20)
Net income (loss) per share, Non-GAAP	$—	$(0.11)